                                                                EXHIBIT 4.1

============================================================================


                            WAXMAN INDUSTRIES, INC.,

                                   as Issuer

                                      and

                         THE HUNTINGTON NATIONAL BANK,

                                   as Trustee

                              ____________________

                                   INDENTURE

                            Dated as of May 20, 1994

                              ____________________

                                  $92,797,000

                  12 3/4% Senior Secured Deferred Coupon Notes
                               Due 2004, Series A

                                      and

                  12 3/4% Senior Secured Deferred Coupon Notes
                               Due 2004, Series B


============================================================================

                              CROSS-REFERENCE TABLE
        TIA                                                 Indenture
      Section                                                Section
      -------                                               ---------
      310(a)(1)   . . . . . . . . . . . . . . . . . . . . .    7.10
          (a)(2)  . . . . . . . . . . . . . . . . . . . . .    7.10
          (a)(3)  . . . . . . . . . . . . . . . . . . . . .    N.A.
          (a)(4)  . . . . . . . . . . . . . . . . . . . . .    N.A.
          (a)(5)  . . . . . . . . . . . . . . . . . . . . .    7.08; 7.10
          (b)   . . . . . . . . . . . . . . . . . . . . . .    7.08; 7.10; 11.02
          (c)   . . . . . . . . . . . . . . . . . . . . . .    N.A.
      311(a)  . . . . . . . . . . . . . . . . . . . . . . .    7.11
          (b)   . . . . . . . . . . . . . . . . . . . . . .    7.11
          (c)   . . . . . . . . . . . . . . . . . . . . . .    N.A.
      312(a)  . . . . . . . . . . . . . . . . . . . . . . .     2.05
          (b)   . . . . . . . . . . . . . . . . . . . . . .    11.03
          (c)   . . . . . . . . . . . . . . . . . . . . . .    11.03
      313(a)  . . . . . . . . . . . . . . . . . . . . . . .    7.06
          (b)(1)  . . . . . . . . . . . . . . . . . . . . .    7.06
          (b)(2)  . . . . . . . . . . . . . . . . . . . . .    7.06
          (c)   . . . . . . . . . . . . . . . . . . . . . .    7.06; 11.02
          (d)   . . . . . . . . . . . . . . . . . . . . . .    7.06
      314(a)  . . . . . . . . . . . . . . . . . . . . . . .    4.07; 4.09; 11.02
          (b)   . . . . . . . . . . . . . . . . . . . . . .    10.02
          (c)(1)  . . . . . . . . . . . . . . . . . . . . .    11.04
          (c)(2)  . . . . . . . . . . . . . . . . . . . . .    11.04
          (c)(3)  . . . . . . . . . . . . . . . . . . . . .    N.A.
          (d)   . . . . . . . . . . . . . . . . . . . . . .    10.03
          (e)   . . . . . . . . . . . . . . . . . . . . . .    11.05
          (f)   . . . . . . . . . . . . . . . . . . . . . .    N.A
      315(a)  . . . . . . . . . . . . . . . . . . . . . . .    7.01(b)
          (b)   . . . . . . . . . . . . . . . . . . . . . .    7.05; 11.02
          (c)   . . . . . . . . . . . . . . . . . . . . . .    7.01(a)
          (d)   . . . . . . . . . . . . . . . . . . . . . .    7.01(c)
          (e)   . . . . . . . . . . . . . . . . . . . . . .    6.11
      316(a)(last sentence) . . . . . . . . . . . . . . . .    2.09
          (a)(1)(A)   . . . . . . . . . . . . . . . . . . .    6.05
          (a)(1)(B)   . . . . . . . . . . . . . . . . . . .    6.04
          (a)(2)  . . . . . . . . . . . . . . . . . . . . .    N.A.
          (b)   . . . . . . . . . . . . . . . . . . . . . .    6.07
      317(a)(1) . . . . . . . . . . . . . . . . . . . . . .    6.08
          (a)(2)  . . . . . . . . . . . . . . . . . . . . .    6.09
          (b)   . . . . . . . . . . . . . . . . . . . . . .    2.04
      318(a)  . . . . . . . . . . . . . . . . . . . . . . .    11.01
          (c)   . . . . . . . . . . . . . . . . . . . . . .    11.01
- ----------------------
N.A. means Not Applicable

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                                         TABLE OF CONTENTS
                                                         -----------------
                                                                                                                         Page
                                                           ARTICLE ONE                                                   ----

                                            DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01              Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .        1
Section 1.02              Incorporation by Reference of TIA . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       20
Section 1.03              Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       21


                                                            ARTICLE TWO

                                                          THE SECURITIES

Section 2.01              Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . .         21
Section 2.02              Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . .         22
Section 2.03              Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       23
Section 2.04              Paying Agent To Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . . . .. . . . .       24
Section 2.05              Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       25
Section 2.06              Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       25
Section 2.07              Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       27
Section 2.08              Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       28
Section 2.09              Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       28
Section 2.10              Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       28
Section 2.11              Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       29
Section 2.12              Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       29
Section 2.13              CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       30
Section 2.14              Deposit of Monies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       30
Section 2.15              Separation of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       30

                                                           ARTICLE THREE

                                                            REDEMPTION

Section 3.01              Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       30
Section 3.02              Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . . . . . .. . . . .       31
Section 3.03              Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .       31



                                                                                                                  Page
                                                                                                                  ----
Section 3.04       Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
Section 3.05       Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
Section 3.06       Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33



                                                           ARTICLE FOUR

                                                             COVENANTS

Section 4.01       Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
Section 4.02       Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
Section 4.03       Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
Section 4.04       Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
Section 4.05       Maintenance of Properties and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .      35
Section 4.06       Compliance Certificate; Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . .      36
Section 4.07       Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
Section 4.08       SEC Reports and Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
Section 4.09       Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . .      38
Section 4.10       Limitation on Additional Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
Section 4.11       Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
Section 4.12       Limitation on Dividends and Other Payment
                     Restrictions Affecting Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
Section 4.13       Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
Section 4.14       Limitation on Investment, Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . .      46
Section 4.15       Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .      47
Section 4.16       Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
Section 4.17       Disposition of Proceeds of Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . .      50
Section 4.18       Limitation on Sale and Leaseback Transactions . . . . . . . . . . . . . . . . . . . . . . .      54
Section 4.19       Limitation on Issuances and Sales of Preferred
                     Stock by Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      54
Section 4.20       Impairment of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55


                                                           ARTICLE FIVE

                                                       SUCCESSOR CORPORATION

Section 5.01       Consolidation, Merger, Conveyance, Transfer
                     or Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55




                                                                                                             Page
                                                                                                             ----

Section 5.02              Successor Entity Substituted  . . . . . . . . . . . . . . . . . . . . . . . .       56


                                                            ARTICLE SIX

                                                       DEFAULT AND REMEDIES

Section 6.01              Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       57
Section 6.02              Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
Section 6.03              Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
Section 6.04              Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .         61
Section 6.05              Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
Section 6.06              Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
Section 6.07              Rights of Holders To Receive Payment  . . . . . . . . . . . . . . . . . . . .       62
Section 6.08              Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .       62
Section 6.09              Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . .       63
Section 6.10              Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
Section 6.11              Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64

                                                           ARTICLE SEVEN

                                                              TRUSTEE

Section 7.01              Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
Section 7.02              Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66
Section 7.03              Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . .       67
Section 7.04              Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
Section 7.05              Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
Section 7.06              Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . .       68
Section 7.07              Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . .       68
Section 7.08              Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .       69
Section 7.09              Successor Trustee by Merger, Etc. . . . . . . . . . . . . . . . . . . . . . .       70
Section 7.10              Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . .       70
Section 7.11              Preferential Collection of Claims Against Company . . . . . . . . . . . . . .       71



                                                                                                                       Page
                                                                                                                       ----
                                                           ARTICLE EIGHT

                                                DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01              Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       71
Section 8.02              Legal Defeasance and Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . .       72
Section 8.03              Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76
Section 8.04              Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76
Section 8.05              Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77


                                                           ARTICLE NINE

                                                AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01              Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
Section 9.02              With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       78
Section 9.03              Compliance with TIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
Section 9.04              Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
Section 9.05              Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . .       81
Section 9.06              Trustee To Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81


                                                            ARTICLE TEN

                                                 SECURITY AND PLEDGE OF COLLATERAL

Section 10.01             Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
Section 10.02             Delivery of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       82
Section 10.03             Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       83
Section 10.04             Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       84
Section 10.05             Dividends; Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
Section 10.06             Trustee Appointed Attorney-in-Fact  . . . . . . . . . . . . . . . . . . . . . . . . . . .       88
Section 10.07             Trustee May Perform . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       88
Section 10.08             Trustee's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       88
Section 10.09             Remedies upon Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       89
Section 10.10             Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91
Section 10.11             Continuing Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91
Section 10.12             Certificates and Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91
Section 10.13             Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91



                                                                                                                  Page
                                                                                                                  ----
                                                          ARTICLE ELEVEN

                                                           MISCELLANEOUS

Section 11.01             TIA Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       92
Section 11.02             Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       92
Section 11.03             Communications by Holders with Other Holders  . . . . . . . . . . . . . . . . .  . .       93
Section 11.04             Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . .  . .       94
Section 11.05             Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . .  . .       94
Section 11.06             Rules by Trustee, Paying Agent, Registrar . . . . . . . . . . . . . . . . . . .  . .       95
Section 11.07             Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       95
Section 11.08             Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       95
Section 11.09             No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . .  . .       95
Section 11.10             No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       95
Section 11.11             Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       96
Section 11.12             Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       96
Section 11.13             Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       96
Section 11.14             Table of Contents, Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . .  . .       96

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       97

Exhibit A - Form of Series A Note
Exhibit B - Form of Series B Note
Exhibit C - Form of Legend for Book-Entry Securities
Exhibit D - Form of Transferee Letter of Representation

Schedule I - Pledged Shares

Note:           This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.


                      INDENTURE, dated as of May 20, 1994, between WAXMAN INDUSTRIES, INC., a Delaware corporation (the "Company"), and THE HUNTINGTON NATIONAL BANK, a national banking association, as Trustee (the "Trustee").

                      Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12 3/4% Senior Secured Deferred Coupon Notes Due 2004, Series A, and 12 3/4% Senior Secured Deferred Coupon Notes Due 2004, Series B, without distinction as to Series:


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.
               ------------
                      "Accreted Value" means as of any date prior to June 1, 1999, an amount per $1,000 principal amount of Securities that is equal to the sum of (a) the initial offering price ($539.02 per $1,000 principal amount of Securities) of such Securities and (b) the portion of the excess of the principal amount of such Securities over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each June 1 and December 1 at the rate of 12 3/4% per annum from June 1, 1994 through the date of determination computed on the basis of a 360-day year of twelve 30-day months and as of any date on or after June 1, 1999, the principal amount of each Security.

                      "Acquired Indebtedness" means with respect to any person, Indebtedness of another person existing at the time such other person becomes a Subsidiary of such person or is merged with or into such person or a Subsidiary of such person or assumed in connection with an Asset Acquisition by such person or a Subsidiary of such person, including, without limitation, Indebtedness incurred in connection with, or in anticipation of, such other person becoming a Subsidiary of such person, the acquisition of such other person or the merger with or into such other person.

                      "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                      "Affiliate Transaction" has the meaning provided in
Section 4.15 hereof.

                      "Agent" means any Registrar, Paying Agent or co-Registrar.

                      "Asset Acquisition" means (i) any capital contribution (by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock in, any other person by the Company or any of its Subsidiaries, in either case pursuant to which such person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any person which constitute substantially all of an operating unit or business of such person.

                      "Asset Sale" means with respect to any person, any direct or indirect sale, conveyance, transfer, lease or other disposition to any other person other than a Subsidiary of such person (other than, with respect to any Asset Sale by the Company, Ideal Holding Group or a Subsidiary of Ideal Holding Group), in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of such person (whether structured as a sale, issuance or other disposition by such person or a Subsidiary of such person) or
(ii) any other property or asset of such person or any Subsidiary of such person (other than cash or Cash Equivalents), in each case, other than inventory in the ordinary course of business and other than isolated transactions which do not exceed $1,000,000 individually. With respect to the Company and its Subsidiaries, the term "Asset Sale" shall not include (a) any disposition of properties and assets of the Company or any Subsidiary of the Company that is governed under and complies with the requirements set forth in Article Five hereof or (b) any sale by the Company of its Capital Stock.

                      "Asset Sale Offer" has the meaning provided in Section
4.17.

                      "Asset Sale Offer Payment Date" means, with respect to any Excess Proceeds from an Asset Sale, the earlier of (x) the 360th day following receipt of such Excess Proceeds or (y) such earlier date on which an Asset Sale Offer shall expire.

                      "Attributable Indebtedness" means, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne, or to be borne, as the case may be, by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                      "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                      "Base Period" has the meaning provided in Section 4.11.

                      "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

                      "Board Resolution" means, with respect to any person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such person, to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                      "Book-Entry Security" means a Security represented by a Global Security and registered in the name of the nominee of the Depository.

                      "Business Day" means any day that is not a Legal Holiday.

                      "Canadian Credit Agreement" means the credit agreement, dated as of April 20, 1989, between Ideal and Bank of Montreal providing for working capital and other financing, as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof which provides for working capital and other financing, whether by the same or any other lender or group of lenders provided that the Indebtedness represented by such Credit Agreement or any such amendment, amendment and restatement, supplement or other modification is non-recourse to, and credit support (other than Permitted Credit Support) is not otherwise required to be provided by, Waxman Industries or its Subsidiaries (other than Ideal Holding Group and its Subsidiaries).

                      "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                      "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                      "Cash Equivalents" means at any time (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-l by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition, provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

                      "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than Permitted Holders, (ii) the merger or consolidation of the Company with or into another corporation with the effect that the then existing shareholders of the Company or their Affiliates, together with the Permitted Holders, hold less than 50% of the Voting Power of the surviving corporation of such merger or the corporation resulting from such consolidation and do not otherwise have the right or ability by contract or otherwise to elect a majority of the Board of Directors of such surviving corporation, (iii) the replacement of a majority of the Board of Directors of the Company from the directors who constituted the Board of Directors on the Issue Date, and such replacement shall not have been approved by a majority of the Board of Directors of the Company then still in office who either were (x) members of the Board of Directors on the Issue Date or (y) whose election as a member of the Board of Directors was approved in the manner provided in this clause (iii) or (iv) a person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the Voting Power of the Company and, at such time, Permitted Holders are not the beneficial owners (as so defined) of a greater percentage of such Voting Power and do not otherwise have the right or ability by contract or otherwise to elect a majority of the Board of Directors of the Company.

        "Change of Control Date" has the meaning provided in Section 4.16.


        "Change of Control Offer" has the meaning provided in Section 4.16.

        "Change of Control Payment Date" has the meaning provided in Section
4.16.

        "Collateral" has the meaning provided in Section 10.01.


        "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

        "Company Order" means a written order or request signed in the name of the Company by its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of such person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of the following for such period: (i) all income taxes paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains); (ii) Consolidated Interest Expense; (iii) depreciation; (iv) amortization including, without limitation, amortization of capitalized debt issuance costs; and (v) any other non-cash charges (excluding any non-cash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period).

                      "Consolidated Interest Coverage Ratio" means, with respect to any person, the ratio of (i) Consolidated Cash Flow of such person for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to (ii) Consolidated Interest Expense of such person and the aggregate amount of dividends or other distributions declared or paid on Capital Stock (other than Common Stock) of such person and its Subsidiaries, in each case for such four full fiscal quarter period. For purposes of this definition, if the Transaction Date occurs prior to the date on which such person's consolidated financial statements for the four full fiscal quarters subsequent to the Issue Date are first available, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated on a pro forma basis as if the Reorganization had taken place on the first day of such four full fiscal quarter period for which financial statements are available that immediately precedes the Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or retirement of any Indebtedness of such person or any of its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence or retirement occurred on the first day of the Reference Period; provided, that if such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or any of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Sales, as if such Asset Sale or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this fraction (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate based upon a factor of a prime or similar rate shall be deemed to have been in effect; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.

                      "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the cash and non-cash interest expense of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied (net of any interest income), including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations and Currency Hedging Agreements insofar as they relate to interest,
(c) the interest portion of any deferred payment obligation and (d) all accrued interest, and (ii) the aggregate amount of the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP consistently applied.

                      "Consolidated Net Income" means, with respect to any person, for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any person (the "other person") in which the person in question or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the Net Income of such other person to be consolidated into the Net Income of the person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) (i) the Net Income (or loss) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain or loss resulting from an Asset Sale by the person in question or any of its Subsidiaries shall be excluded, and (d) any extraordinary gains and losses and any one-time increase or decrease in Net Income recorded because of the adoption of new accounting policies, practices or standards required or permitted by GAAP shall be excluded.

                      "Consolidated Net Worth" means, with respect to any person at any date of determination, the consolidated equity represented by the shares of such person's Capital

Stock (other than Disqualified Stock) at such date, as determined on a consolidated basis in accordance with GAAP.

                      "Convertible Debentures" means the 9 1/2% Convertible Subordinated Debentures due 2007 of the Company.

                      "Currency Hedging Agreements" means, with respect to any person, the obligations and/or rights of such person under currency hedging arrangements designed to protect such person against currency fluctuations.

                      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                      "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

                      "Default Amount" shall have the meaning set forth under "Events of Default."

                      "Depository" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company or another person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                      "Disqualified Stock" means with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

                      "Domestic Credit Agreement" means the credit agreement dated as of May 20, 1994, between Waxman USA, certain of the Subsidiaries of Waxman USA, the lenders listed therein and Citicorp USA, Inc., as agent, providing for working capital and other financing, as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof which provides for working capital and other financing, whether by the same or any other lender or group of lenders.

                      "Domestic Term Loan" means the term loan agreement dated as of May 20, 1994 between Waxman USA, certain of the Subsidiaries of Waxman USA and Citicorp USA as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof whether by the same or any other lender or group of lenders (including any Permitted Waxman USA Indebtedness).

                      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                      "Event of Default" has the meaning provided in Section
6.01.

                      "Excess Proceeds" shall have the meaning set forth in
Section 4.17.

                      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                      "Exchange Offer" means the registration by the Company under the Securities Act of all the Series B Notes pursuant to a registration statement under which the Company offers each Holder of Series A Notes the opportunity to exchange all Series A Notes held by such Holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

                      "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. With respect to any person, Fair Market Value shall be determined by the Board of Directors of such person (and with respect to the Company or any of its Subsidiaries, a majority of the Independent Directors of the Company) acting in good faith and shall be evidenced by a Board Resolution thereof delivered to the Trustee.

                      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

                      "Global Security" means a Security evidencing all or a part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 2.02 and bearing the legend prescribed in Exhibit C to this Indenture.

                      "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                      "Ideal" means Ideal Plumbing Group Inc., a corporation organized and existing under the laws of Quebec.

                      "Ideal Holding Group" means Ideal Holding Group, Inc., a Delaware corporation.

                      "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument or letter of credit (including purchase money obligations but excluding undrawn documentary letters of credit for trade payables arising in the ordinary course of business) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property (other than trade payables or accrued liabilities arising in the ordinary course of business); (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the fair value of such property or asset or the amount of the obligation so secured); and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

                      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                      "Independent Director" means any director that (i) is not and has not been an officer or employee of the Company or any of its Affiliates, (ii) does not have any relationship that, in the opinion of the Board of Directors of the Company (exclusive of any such Independent Director), would interfere with his/her exercise of independent judgment in carrying out the responsibilities of director and (iii) with respect to any transaction or series of related transactions, does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

                      "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                      "Interest Rate Protection Obligations" means the obligations and/or rights of any person pursuant to any arrangement with any other person, designed to protect such person against fluctuations in interest rates, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                      "Investment" means, with respect to any person, any direct or indirect advance, loan or other extension of credit to (including any guarantee of a loan or other extension of credit) or investment in, capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or purchase of Capital Stock, bonds, notes, debentures or other similar instruments issued by, any other person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

                      "Issue Date" means the date of first issuance of the Securities under this Indenture.

                      "Legal Holiday" has the meaning provided in Section 11.07.

                      "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes hereof, a person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                      "Material Subsidiary" means, with respect to any person, any Subsidiary of such person which would be a "significant subsidiary" pursuant to Article 1-02 of Regulation S-X.

                      "Maturity Date" means June 1, 2004.

                      "Net Cash Proceeds" means, with respect to any Asset
Sale the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) provisions for all taxes payable within one year as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale to the extent required pursuant to the terms of such Indebtedness; (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, provided, however, that the amount of any such reserve at such time that such amount is no longer required to be provided as a reserve in accordance with GAAP and is not applied to the liability for which such reserve was established shall be deemed Net Cash Proceeds; and (v) any amount required to be paid to any person owning a beneficial interest in the property or assets sold, conveyed, transferred, leased or otherwise disposed of in an amount proportionate to such beneficial interest.

                      "Net Income" means, with respect to any person for any period, the net income (loss) of such person determined in accordance with GAAP.

                      "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net cash proceeds received by the Company after payment of expenses, commissions and the like, if any, incurred in connection therewith, (b) in the case of the issuance of any Indebtedness by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, or (c) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net cash proceeds received by the Company upon such exchange, exercise, conversion or surrender (plus, with respect to the issuance of any such securities after the Issue Date, the net cash proceeds received by such person upon the issuance of such securities), less any and all payments made to the holders, e.g., on account of fractional shares, and less all expenses, commissions and the like incurred by the Company in connection therewith.

                      "Offering Memorandum" means the Offer to Exchange and Consent Solicitation dated April 21, 1994 as amended and supplemented by the supplements thereto dated May 6, 1994 and May 13, 1994.

                      "Officer" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such person.

                      "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the requirements of Sections 11.04 and 11.05.

                      "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company.

                      "Paying Agent" has the meaning provided in Section 2.03.

                      "Permitted Amount" has the meaning provided in Section
4.10.

                      "Permitted Credit Support" means (a) any pledge of Capital Stock of Ideal Holding Group or a Subsidiary of Ideal Holding Group or
(b) loans or advances by the Company to Ideal Holding Group or its Subsidiaries not to exceed Cdn.$450,000 aggregate principal amount outstanding at any one time.

                      "Permitted Holders" means Armond Waxman, Melvin Waxman, trusts for the benefit of any of Armond Waxman, Melvin Waxman or members of their families, the heirs of or administrators or executors for the respective estates of Armond Waxman or Melvin Waxman or any person, entity or group of persons controlled by any of the foregoing.

                      "Permitted Ideal Indebtedness" means indebtedness which is non-recourse to and for which credit support (other than Permitted Credit Support) is not otherwise provided by the Company or its Subsidiaries (other than Ideal Holding Group or any of its Subsidiaries).

                      "Permitted Investments" means (i) obligations of the United States government due within one year; (ii) certificates of deposit or Eurodollar deposits due within one year with a commercial bank having capital funds of at least $500,000,000 or more; (iii) commercial paper rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) debt of any state or political subdivision that is rated among the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and is due within one year; (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (vi) Investments represented by Interest Rate Protection Obligations and Currency Hedging Agreements; and (vii) Investments by the Company in Ideal Holding Group or a Subsidiary of Ideal Holding Group not to exceed an aggregate of Cdn. $450,000 outstanding at any one time.

                      "Permitted Liens" means, with respect to any person, any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) taxes, assessments, governmental charges or claims not yet delinquent or which are being contested in good faith; (c) security for payment of workers' compensation or other insurance or social security legislation; (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases (excluding any Capitalized Lease Obligations); (e) deposits to secure public or statutory obligations, or in lieu of surety, performance or appeal bonds, entered into in the ordinary course of business; (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (g) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; and (h) Liens arising in the ordinary course of business in favor of custom and revenue authorities to secure payment of custom duties.

                      "Permitted Waxman USA Indebtedness" means Indebtedness of Waxman USA, the proceeds of which are used to refinance Senior Secured Notes, Senior Subordinated Notes or the Domestic Term Loan (including the payment of any related fees and expenses and the amount of accrued interest on such Indebtedness refinanced and the amount of any premium required to be paid in connection with the refinancing of such Indebtedness).

                      "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                      "Pledged Collateral Net Cash Proceeds" has the meaning provided in Section 4.17.

                      "Pledged Shares" has the meaning provided in Section
10.01.

                      "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock, whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

                      "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus the premium, if any, on such Indebtedness.

                      "Public Equity Offering" means the offer and sale to the public of shares of any class of the Capital Stock (other than Disqualified Stock) of the Company or any Subsidiary of the Company pursuant to a registration statement declared effective by the SEC after the Issue Date (or with respect to the Capital Stock (other than Disqualified Stock) of Ideal Holding Group or a Subsidiary of Ideal Holding Group, pursuant to a prospectus or other comparable document declared effective or otherwise approved by comparable Canadian provincial security authorities after the Issue Date) and pursuant to which the Company or such Subsidiary, as the case may be, receives net cash proceeds of not less than $15,000,000.

                      "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                      "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

                      "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

                      "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

                      "Registrar" has the meaning provided in Section 2.03.

                      "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Trustee, dated as of May 20, 1994, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                      "Reorganization" has the meaning set forth in the Offering Memorandum.

                      "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company which is subordinated in right of payment to the Securities (other than Indebtedness of the Company acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) and (iv) the making of any Investment other than pursuant to clause (i), (ii), (iii), (v) or
(vi) of Section 4.14 hereof.

                      "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act.

                      "Sale/Leaseback Transaction" has the meaning provided in
Section 4.18.

                      "SEC" means the Securities and Exchange Commission.

                      "Secured Obligations" shall have the meaning set forth in
Section 10.01.

                      "Securities" means the Series A Notes and the Series B Notes.

                      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                      "Senior Secured Notes" means the 12.25% Fixed Rate Senior Secured Notes due September 1, 1998 of the Company and Floating Rate Senior Secured Notes due September 1, 1998 of the Company.

                      "Senior Subordinated Notes" means the 13 3/4% Senior Subordinated Notes due June 1, 1999 of the Company.

                      "Series A Notes" means the Company's 12 3/4% Senior Secured Deferred Coupon Notes Due 2004, Series A, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                      "Series B Notes" means the Company's 12 3/4% Senior Secured Deferred Coupon Notes Due 2004, Series B, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                      "Subsidiary" means with respect to any person (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

                      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                      "Transferee Certificate" means the Transferee Letter of Representation attached as Exhibit D to this Indenture.

                      "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                      "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                      "U.S. Government Obligations" has the meaning provided in
Section 8.01.

                      "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                      "Voting Power" means with respect to any person, the power under ordinary circumstances, pursuant to the ownership of shares of any class or classes of Capital Stock, to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                      "Waxman USA" means Waxman USA Inc., a Delaware corporation.

                      "Wholly-Owned Subsidiary" means with respect to any person any Subsidiary of such person, 100% of the Capital Stock of which (other than shares of Capital Stock representing any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned by such person, by a Wholly-Owned Subsidiary of such person or by such person and one or more Wholly-Owned Subsidiaries of such person.

SECTION 1.02.  Incorporation by Reference of TIA.
               ---------------------------------
            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.


             All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.
               ---------------------

             Unless the context otherwise requires:

                (1)     a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3) words in the singular include the plural, and words in the plural include the singular;

                (4)     provisions apply to successive events and transactions;
        and

                               (5)     "herein," "hereof" and other words of
similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01.  Form and Dating.
               ---------------
                      The Securities and the Trustee's certificate of authentication with respect thereto shall be substantially in the form of EXHIBIT A or EXHIBIT B hereto, as the case may be, which are hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, usage or agreement to which the Company is subject, including without limitation the legend set forth in Exhibit C hereto. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the Interest Payment Dates and the Maturity Date.

                      The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.  Execution and Authentication.
               ----------------------------
                      Two Officers shall sign (each of whom shall have been duly authorized by all requisite corporate actions) the Securities for the Company by manual or facsimile signature.

                      If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

                      A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                      The Trustee shall authenticate Securities for original issue in the aggregate principal amount at maturity of $92,797,000, upon receipt of a written order of the Company in the form of an Officers' Certificate and directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The Officers' Certificate shall further specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The Trustee may authenticate Series B Securities for issuance in connection with an exchange offer effected pursuant to the Registration Rights Agreement upon a written order of the Company signed by two Officers certifying that all conditions precedent to the issuance of the Securities have been complied with and specifying the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed $92,797,000, except as provided in
Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                      Series B Notes may be issued only in exchange for a like principal amount of Series A Notes pursuant to an Exchange Offer.

                      The principal and interest on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal and interest on Securities in certificated form shall be payable at the office of the Paying Agent.

                      The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                      The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                      If the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be in minimum denominations of $1,000, (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions and (iv) shall bear the legend set forth in Exhibit C.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------
                      The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices or demands in connection with the Securities and this Indenture until such time as the Trustee has resigned or a successor has been appointed. Securities, notices and demands may be delivered to the Trustee at its Columbus, Ohio office or at the office of its agent, Bank of New York, 101 Barclay Street, New York, New York 10286, ATTN: DROP WINDOW SERVICES.

                      The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.
               ------------------------------------
                      The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Securityholder Lists.
               ---------------------
                      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee five days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.
               ----------------------
                      When Securities in certificated form are presented to the Registrar or a co-Registrar with a request from the Holder thereof to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar, as the case may be, shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, or co-Registrar, as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and issue, and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's or co-Registrar's request, as the case may be. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to
Section 2.02, 2.06, 2.10, 3.06, 4.16, 4.17 or 9.05).  The Registrar or
co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

                      If a Series A Note is a Restricted Security in certificated form, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a Book-Entry Security by instructing the Trustee to arrange for such Series A Note to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository.

                      In accordance with the provisions of this Indenture and subject to certain limitations herein set forth, an owner of a beneficial interest in a Global Security which is a Series A Note may request a Series A
Note in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security.

                      Upon any exchange provided for in the preceding paragraph, the Company shall execute and the Trustee shall authenticate and deliver to the person specified by the Depository a new Series A Note or Series A Notes registered in such names and in such authorized denominations as the Depository, pursuant to the instructions of the beneficial owner of the Securities requesting the exchange, shall instruct the Trustee. Thereupon, the beneficial ownership of such Global Security shown on the records maintained by the Depository or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement shall be made by or on behalf of the Trustee on the Global Security. Any such exchange shall be effected through the Depository in accordance with the procedures of the Depository therefor.

                      Notwithstanding any other provision of this Section 2.06, a Global Security representing Book-Entry Securities may not be transferred in whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository.

                      Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section 2.06, Section 2.07, 2.10 or 3.06 or otherwise, in the name of a person other than the Depository for such Global Security or its nominee until (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 30 days, (ii) the Company executes and delivers to the Trustee a Company order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Security representing the Series A Notes of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Security may be registered for transfer or exchange for Series A Notes registered in the names of, authenticated and delivered to, such persons as the Trustee or the Depository, as the case may be, shall direct.

                      Except as provided above, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 2.06, Section 2.07, 2.10 or 3.06 or otherwise, shall also be a Global Security and bear the legend specified in Exhibit C.

                      Notwithstanding any other provision of this Indenture, all Series B Notes shall be in certificated form.

SECTION 2.07.  Replacement Securities.
               ----------------------

                      If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their respective reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.
               ----------------------

                      Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                      If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                      If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date and is not prohibited from paying such principal and interest due on such date, then on and after such date such Securities cease to be outstanding and interest on them ceases to accrue.

 SECTION 2.09.  Treasury Securities.
                -------------------

                      In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, the Securities owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

SECTION 2.10. Temporary Securities.
              --------------------

                      Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.  Cancellation.
               ------------

                      The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to
Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.
               ------------------

                      If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to
Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be a Business Day at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before the subsequent special record date, the Company shall mail or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.  CUSIP Number.
               ------------

                      The Company in issuing the Securities may use a CUSIP number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.  Deposit of Monies.
               -----------------

                      On or before each Interest Payment Date and the Maturity Date, the Company shall deposit or cause to be deposited with the Paying Agent, U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner that permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be.

SECTON 2.15.  Separation of Securities.
              ------------------------

                      These Securities are being issued as part of a Unit, each Unit consisting of $1,856 aggregate principal amount at maturity of Securities and 59 Warrants (the "Warrants") to purchase shares of Common Stock, $0.01 par value, of the Company. The Securities and Warrants will not be separately transferable prior to July 19, 1994.


                                 ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.  Notices to Trustee.
               ------------------

                      If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Company's expense) at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.  Selection of Securities To Be Redeemed.
               --------------------------------------

                      If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the

Securities are not listed on a national securities exchange, on a PRO RATA basis, by lot or by such other method as the Trustee considers to be fair and appropriate.

                      The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.
               --------------------

                      At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at the address of such Holder appearing in the Security register maintained by the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Securities. Each notice of redemption shall identify the Securities to be redeemed and shall state:

                         (1)    the Redemption Date;

                         (2)    the Redemption Price and the amount of accrued
interest, if any, to be paid;

                         (3)    the name and address of the Paying Agent;

                         (4)    that Securities called for redemption must be
surrendered to the Paying Agent to collect the Redemption Price and accrued interest, of any;

                         (5)    that, unless the Company defaults in making the
redemption payment, interest, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                         (6)    if any Security is being redeemed in part, the
portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

                         (7)    if fewer than all the Securities are to be
redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                         (8)    the CUSIP number, if any, relating to such
Securities pursuant to Section 2.13 hereof.

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

                      Once notice of redemption is mailed in accordance with
Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant Record Dates referred to in the Securities.

SECTION 3.05.  Deposit of Redemption Price.
               ---------------------------

                      On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

SECTION 3.06.  Securities Redeemed in Part.
               ----------------------------
                      Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS


SECTION 4.01.  Payment of Securities.
               ----------------------
                      The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment and is not prohibited from paying such installment on such date.

                      The Company shall pay interest on overdue principal at the rate set forth in the second paragraph of paragraph 1 of the Securities and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------
                      The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands described in such Section 2.03 may be made or served at the address of the Trustee, or its agent, Bank of New York, set forth in Section 2.03.

SECTION 4.03.  Corporate Existence.
               -------------------
                      Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and franchises of the Company and each such Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries any such existence, right or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and will not be adverse in any material respect to the Holders.

SECTION 4.04.  Payment of Taxes and Other Claims.
               ----------------------------------
                      The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.05.  Maintenance of Properties and Insurance.
               ---------------------------------------
                      (a) The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in satisfactory condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that nothing in this
Section 4.05 shall prevent the Company or any Subsidiary of the Company from discontinuing the operation or maintenance of any of such properties or disposing of any of them if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, or of the senior officers of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

                      (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for companies similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                      (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

SECTION 4.06.  Compliance Certificate; Notice of Default.
               -----------------------------------------
                      (a) The Company shall deliver to the Trustee, within 60 days after the end of the Company's fiscal quarters and within 105 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, the Company during such preceding fiscal period has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such period and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity and what action the Company has taken or proposes to take with respect thereto.
The Officers' Certificate shall also include all calculations necessary to show covenant compliance. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                      (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 105 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof.

                      (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate describing such Default or Event of Default and its status with particularity and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.07.  Compliance with Laws.
               --------------------
                      The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, Canada, all states, provinces and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such the noncompliance with which would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.08.  SEC Reports and Other Information.
               ---------------------------------

                      (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (x) within 15 days after each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the register of Securities maintained by the Registrar, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. In any event, such annual reports will contain consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, and management's discussion and analysis of financial condition and results of operations and such quarterly reports will contain unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

        (b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Series A Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Note designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

SECTION 4.09.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.  Limitation on Additional Indebtedness.
               --------------------------------------
        The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to the payment of, any Attributable Indebtedness or Indebtedness

(including any Acquired Indebtedness) except for (each of which shall be given independent effect):

                      (a) Indebtedness of the Company under the Securities and this Indenture;

                      (b) Indebtedness of Subsidiaries of Waxman USA outstanding from time to time pursuant to the Domestic Credit Agreement and/or any other credit arrangement not to exceed at any one time, an amount (the "Permitted Amount") equal to, when added to the principal amount of Indebtedness of Subsidiaries of Waxman USA outstanding pursuant to clause (k) below, (A) the sum of 85% of the net book value of the accounts receivable and 50% of the net book value of the inventory of the Subsidiaries of Waxman USA, in each case calculated on a consolidated basis in accordance with GAAP minus (B) the amount of Indebtedness pursuant to the Domestic Credit Agreement and/or any other credit arrangement prepaid with the Net Cash Proceeds from an Asset Sale pursuant to Section 4.17;

                      (c) Indebtedness of the Company and those Subsidiaries of the Company which are in existence on the Issue Date, which Indebtedness is outstanding on the Issue Date;

                      (d) Indebtedness of Waxman USA if, immediately after giving pro forma effect to the incurrence thereof, the Consolidated Interest Coverage Ratio of Waxman USA would be equal to or greater than 2.00:1 if such Indebtedness is incurred on or prior to June 1, 1996 or equal to or greater than 2.25:1 if such Indebtedness is incurred thereafter;

                      (e) Indebtedness of the Company if, immediately after giving pro forma effect to the incurrence thereof, the Consolidated Interest Coverage Ratio of the Company would be equal to or greater than 2.00:1 if such Indebtedness is incurred on or prior to June 1, 1996 or equal to or greater than 2.25:1 if such Indebtedness is incurred thereafter;

                      (f) Indebtedness of a Subsidiary of the Company (other than Ideal Holding Group and its Subsidiaries) issued to and held by the Company or a Wholly-Owned Subsidiary of the Company or Indebtedness of the Company to a Wholly-Owned Subsidiary of the Company in respect of intercompany advances or transactions;

                      (g) Indebtedness represented by Interest Rate Protection Obligations and Currency Hedging Agreements of Ideal Holding Group and Subsidiaries of Waxman USA or Ideal Holding Group with respect to Indebtedness of Ideal Holding Group and Subsidiaries of Waxman USA or Ideal Holding Group (which Indebtedness is otherwise permitted to be incurred under this Section 4.10) to the extent the notional principal amount of such Interest Rate Protection Obligations or Currency Hedging Agreements, as the case may be, does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations or Currency Hedging Agreements, as the case may be, relate;

                      (h) Working capital Indebtedness of Ideal Holding Group or its Subsidiaries outstanding from time to time pursuant to the Canadian Credit Agreement not to exceed at any one time an amount equal to the sum of 85% of the net book value of the accounts receivable and 50% of the net book value of the inventory of Ideal, in each case calculated on a consolidated basis in accordance with GAAP minus the amount of Indebtedness pursuant to the Canadian Credit Agreement prepaid with the Net Cash Proceeds from an Asset Sale pursuant to the provisions described under Section 4.17 hereof; term loan Indebtedness of Ideal Holding Group or its Subsidiaries outstanding pursuant to the Canadian Credit Agreement, not to exceed Cdn.$24.5 million outstanding at any one time; and other Permitted Ideal Indebtedness of Ideal Holding Group or its Subsidiaries not to exceed $10,000,000 outstanding at any one time;

                      (i) Indebtedness of Waxman USA and Subsidiaries of Waxman USA pursuant to the Domestic Term Loan not to exceed $15,000,000 principal amount outstanding at any one time;

                      (j) any replacements, renewals, refinancings and extensions of Indebtedness incurred under clauses (a), (c), (d) and
         (e) above, provided that (i) except with respect to Permitted Waxman USA Indebtedness, any such replacement, renewal, refinancing and extension (x) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended and (y) shall be contractually subordinated to the Securities at least to the extent, if at all, that the Indebtedness being replaced, renewed, refinanced or extended is subordinate to the Securities, (ii) except with respect to Permitted Waxman USA Indebtedness, any such Indebtedness of any person must be replaced, refinanced or extended with Indebtedness incurred by such person or, except with respect to any such

         Indebtedness of Ideal Holding Group or a Subsidiary of Ideal Holding Group, by the Company and (iii) the principal amount of Indebtedness incurred pursuant to this clause (j) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount (or with respect to Indebtedness which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof the accreted value thereof) of Indebtedness so replaced, renewed, refinanced or extended, plus accrued interest, the amount of any premium required to be paid in connection with such replacement, renewal, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such replacement, renewal, refinancing or extension by means of a tender offer or privately negotiated purchase and the amount of fees and expenses incurred in connection therewith; and

                (k) in addition to the items referred to in clauses (a) through (j) above, (x) Indebtedness and Attributable Indebtedness of Waxman USA, the Company or Subsidiaries of Waxman USA in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding, provided that Indebtedness of Subsidiaries of Waxman USA shall not exceed at any one time, when added to the principal amount of Indebtedness outstanding pursuant to the preceding clause (b), the Permitted Amount and (y) additional Indebtedness and Attributable Indebtedness of Waxman USA or the Company in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

SECTION 4.11.  Limitation on Restricted Payments.
               ----------------------------------
        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

                (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

                (b) at the time of and after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to clause (e) of Section 4.10 hereof; and

                (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment does not exceed the sum of (1) 50% of the Company's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) from and including April 1, 1994 to and including the last day of the fiscal quarter immediately preceding the date of such Restricted Payment (the "Base Period"), (2) 100% of the aggregate Net Proceeds received by the Company from the issue or sale, during the Base Period, of Capital Stock (other than Disqualified Stock) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted, exercised or exchanged, as the case may be and (3) in the case of the disposition of any Investment (other than an Investment which is a loan) made after the Issue Date or the repayment or disposition of any loan made after the Issue Date (other than any such Investment or loan made pursuant to clause (i), (ii), (iii), (v) or (vi) of Section 4.14 hereof), an amount equal to, with respect to any such Investment (other than an Investment which is a loan), the lesser of the net cash proceeds received on disposition with respect to such Investment or the initial amount of such Investment, in either case, less the cost of disposition of such Investment and with respect to any such loan, an amount equal to any cash received on account of (A) the repayment of principal on such loan or (B) the disposition of such loan, less the cost of such disposition and not to exceed the principal amount of such disposed of loan. For purposes of determining under this clause
         (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.


                      The provisions of this Section 4.11 shall not prohibit
(i) the payment of any dividend within 60 days after the date of declaration thereof, if such payment would comply with the provisions of this Indenture at the date of the declaration of such payment and, other than with respect to this Section 4.11, at the date of such payment, (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness of the Company by conversion into, or by an exchange for, shares of Capital Stock of the Company that are not Disqualified Stock or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock (other than Disqualified Stock) of the Company,
(iii) the redemption or retirement of subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale of subordinated Indebtedness of the

Company (other than to a Subsidiary of the Company) that (x) is contractually subordinated in right of payment to the Securities at least to the same extent that the Indebtedness being redeemed or retired is subordinated to the Securities and (y) is permitted to be incurred in accordance with Section 4.10 hereof, (iv) the redemption, repurchase, retirement or other acquisition of any Senior Subordinated Notes (A) on the Issue Date in exchange for the Securities and (B) after the Issue Date out of the proceeds of Permitted Waxman USA Indebtedness, at a purchase price not in excess of the percentage of principal amount thereof set forth in the indenture related thereto as in existence on the Issue Date, plus accrued interest, if any, to the date of redemption, repurchase, retirement or other acquisition, and (v) the redemption or purchase of the Convertible Debentures at a purchase price not in excess of 101.875% of the principal amount thereof, plus accrued interest, if any, to the date of redemption.

        In determining the amount of Restricted Payments permissible under clause (c) above, amounts expended pursuant to clauses (i) and (ii) above shall be included as Restricted Payments.

SECTION 4.12.  Limitation on Dividends and Other Payment
               Restrictions Affecting Subsidiaries.
               -----------------------------------------

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any person that would cause any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) any restrictions existing under the Domestic Credit Agreement, the Domestic Term Loan, the Canadian Credit Agreement and the indenture relating to the Senior Secured Notes as in effect on the Issue Date, (ii) any restrictions existing under the instruments evidencing Permitted Waxman USA Indebtedness provided that any such restrictions permit dividends or distributions up to the Company to satisfy interests payments on the Securities so long as and to the extent that no default or event of default occurs thereunder before or after the payment of any such dividend or distribution, (iii) instruments evidencing indebtedness outstanding on the Issue Date, (iv) any restrictions existing under any agreement that refinances, replaces, amends or extends an agreement containing a restriction permitted by clause (i), (ii) or (iii) above; provided that the terms and conditions of any such restrictions are not materially less favorable to the holders of the Securities than those under or pursuant to the agreement being replaced, amended or extended or the agreement evidencing the Indebtedness refinanced or (v) customary non-assignment or sublease provisions of any agreement of the Company or its Subsidiaries.

SECTION 4.13.  Limitation on Liens.
               -------------------

        In addition to the restrictions described in Section 4.20 hereof, the Company shall not, and the Company shall not permit, cause or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired by it, unless the Securities are equally and ratably secured by such Lien simultaneously with or prior to the creation, incurrence or assumption of such Lien, except for:

                (a)      Liens existing as of the Issue Date;

                (b)      Permitted Liens;

                (c) Liens on the assets and property of the Company and Waxman USA to secure the payment of all or a part of the purchase price of assets or property acquired in the ordinary course of business after the Issue Date, provided that (i) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the lesser of cost or Fair Market Value of the assets or property so acquired and shall not, in any event, when added to the amount of Capitalized Lease Obligations and Attributable Indebtedness permitted to be secured by clause (f) below, exceed $5,000,000, and (ii) such Liens shall not encumber any assets or property of the Company or its Subsidiaries other than the assets or property so acquired and shall attach to such assets or property within 60 days of the acquisition of such assets or property;

                (d) Liens on the assets of Subsidiaries of Waxman USA securing Indebtedness of Subsidiaries of Waxman USA;

                (e) Liens on the assets and Capital Stock of Ideal Holding Group and its Subsidiaries securing Indebtedness under the Canadian Credit Agreement;

                (f) Liens on the assets and property of the Company and Waxman USA to secure Capitalized Lease Obligations and Attributable Indebtedness, provided

         (i) such Liens do not extend to or cover any property or assets of the Company or its Subsidiaries other than the property or assets subject to such Capitalized Lease Obligations and Attributable Indebtedness and
         (ii) the amount of Capitalized Lease Obligations and Attributable Indebtedness secured by such Liens shall not, when added to the principal amount of Indebtedness permitted to be secured by clause
         (c) above, exceed $5,000,000.

                 (g) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties;

                (h) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted hereunder and is permitted to be refinanced hereunder, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced;

                (i) Liens on (x) the assets or property of a Subsidiary of Waxman USA existing at the time such Subsidiary became a Subsidiary of Waxman USA and not incurred as a result of (or in connection with or anticipation of) such Subsidiary becoming a Subsidiary of Waxman USA, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets of the Subsidiary so acquired that are subject to such Lien) and (y) assets existing at the time such assets were acquired by the Company, Waxman USA or a Subsidiary of Waxman USA and not incurred as a result of (or in connection with or anticipation of) the acquisition of such assets, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the assets so acquired); and

                (j) Liens on the Capital Stock of Subsidiaries of Waxman USA to secure Permitted Waxman USA Indebtedness and/or the Senior Secured Notes.

                Notwithstanding the foregoing, Liens shall be permitted by the previous clauses (a) through (j) only to the extent that any Indebtedness secured by such Liens is incurred pursuant to and in accordance with this Indenture.

SECTION 4.14.  Limitation on Investments, Loans and Advances.
               ---------------------------------------------

        The Company shall not make and shall not permit any of its Subsidiaries to make any Investment, except:

                (i) Investments by the Company or a Subsidiary of the Company in any Wholly-Owned Subsidiary of the Company other than Ideal Holding Group or a Subsidiary of Ideal Holding Group (including any such Investment pursuant to which a person becomes a Wholly-Owned Subsidiary of the Company);

                (ii) Investments in the Company or a Wholly-Owned Subsidiary of the Company by any Subsidiary of the Company;

                (iii) Investments represented by receivables created or acquired in the ordinary course of business or the settlement of such receivables in the ordinary course of business;

                (iv) Investments permitted to be made pursuant to Section 4.11 hereof;

                (v) Investments represented by advances to employees of the Company or its Subsidiaries made in the ordinary course of business and consistent with past business practices; and

                (vi)  Permitted Investments.

SECTION 4.15.  Limitation on Transactions with Affiliates.
               ------------------------------------------
        The Company will not, and will not permit, cause or suffer, any of its Subsidiaries to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a person not an Affiliate of the Company or such Subsidiary. With respect to any Affiliate Transaction (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $1,000,000, the Company shall deliver an Officers' Certificate to the Trustee certifying that such Affiliate Transaction (or series of related Affiliate Transactions) complies with the foregoing provisions and that such Affiliate Transaction (or series of related Affiliate Transactions) was approved by a majority of the Independent Directors of the Company and the Board of Directors of the Company as a whole. Notwithstanding the foregoing, the restrictions set forth in this

Section 4.15 shall not apply to (x) customary directors' fees and consulting fees, (y) transactions with or among the Company and its Wholly Owned Subsidiaries (other than Ideal Holding Group and its Subsidiaries) or (z) loans or advances by the Company to Ideal Holding Group or its Subsidiaries not to exceed Cdn. $450,000 aggregate principal amount outstanding at any one time.

SECTION 4.16.  Change of Control.
               -----------------
        (a) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify or cause to be notified the Holders in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not earlier than 45 days or later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date. Within 10 days after the date upon which the Change of Control occurred requiring the Company to make a Change of Control Offer pursuant to this Section 4.16, the Company shall so notify the Trustee. In connection with such notification to the Trustee, the Company may instruct the Trustee to give, at the cost and expense of the Company, the notice required to be given by clause (b) below.t

        (b) Notice of a Change of Control Offer shall be sent, by first class mail, to each Holder not less than 25 days nor more than 45 days before the Change of Control Payment Date, with copies to the Trustee, which notice shall, consistent with the provisions of this Section 4.16, govern the terms of the Change of Control Offer. Such notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer and shall state:

        (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Securities properly tendered will be accepted for payment;

        (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

        (3) that any Security not tendered will continue to accrue interest in accordance with the terms thereof;

                      (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                      (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the last page of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Payment Date;

                      (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Security purchased;

                      (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                      (8) the circumstances and relevant facts regarding such Change of Control.

                      (c) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof. The Change of Control Offer shall remain open for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day next preceding the Change of Control Payment Date.

SECTION 4.17.  Disposition of Proceeds of Asset Sales.
               --------------------------------------
                      (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (with Indebtedness of the Company or its Subsidiaries assumed by the purchaser being counted as cash for such purposes if the Company and its Subsidiaries are permanently released from all liability therefor).

                      (b) The Company shall or shall cause its Subsidiaries to, within five days of receipt of any Net Cash Proceeds from an Asset Sale involving the sale, transfer or other disposition of the Capital Stock of any person which is pledged or required to be pledged pursuant to the provisions of this Indenture to the Trustee for the benefit of the Holders of the Securities ("Pledged Collateral Net Cash Proceeds"), to the extent such Pleded Collateral Net Cash Proceeds are not to be used to redeem Securities pursuant to and in accordance with paragraph 6(a) of the Securities, designate such Pledged Collateral Net Cash Proceeds as "Excess Proceeds" subject to disposition as provided below.

                      (c) The Company shall or shall cause its Subsidiaries to, within 360 days of receipt of any Net Cash Proceeds from an Asset Sale (other than any Pledged Collateral Net Cash Proceeds, which shall be disposed of as set forth in clause (b) above):

                      (x) with respect to any such Net Cash Proceeds from an Asset Sale involving property or assets of Ideal Holding Group or a Subsidiary of Ideal Holding Group or the Capital Stock of Ideal Holding Group or a Subsidiary of Ideal Holding Group, apply such Net Cash Proceeds to reduce amounts owing under the Canadian Credit Agreement and with respect to any other Net Cash Proceeds, apply such net Cash Proceeds to permanently prepay Indebtedness of the Company which ranks PARI PASSU with the Securities (including any repurchase of Securities through open market purchases or otherwise) or Indebtedness of a Subsidiary of the Company, other than Ideal Holding Group and its Subsidiaries (including, without limitation, any repurchase of Permitted Waxman USA Indebtedness through open market purchases or otherwise); or

                      (y) apply such Net Cash Proceeds to acquire or construct assets in lines of business related to the Company's and its Subsidiaries' businesses as in existence on the Issue Date, provided that only Net Cash Proceeds from an Asset Sale involving property or assets of Ideal Holding Group or a Subsidiary of Ideal Holding Group may be applied to acquire or construct assets of Ideal Holding Group or a Subsidiary of Ideal Holding Group.

To the extent such Net Cash Proceeds are not applied as provided in the previous clauses (x) and (y), such Net Cash Proceeds shall constitute Excess Proceeds subject to disposition as provided in clause (d) below.

                      (d) When the aggregate amount of unutilized Excess Proceeds equals or exceeds $5.0 million, the Company shall make an offer to repurchase (the "Asset Sale Offer") on the Asset Sale Payment Date an aggregate principal amount of the Securities equal to such entire unutilized Company Excess Proceeds (and not just the amount in excess of $5.0 million) at a price in cash equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the Asset Sale Payment Date. The Company shall, subject to the provisions described herein, be required to repurchase all Securities validly tendered into such Asset Sale Offer and not withdrawn. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and any unutilized Excess Proceeds may be utilized by the Company for any purpose.

                      (e) The Company shall provide the Trustee with prompt notice of the occurrence of an Asset Sale Offer. Such notice shall be accompanied by an Officers' Certificate setting forth (i) a statement to the effect that the Company or a Subsidiary of the Company has made an Asset Sale and (ii) the aggregate principal amount of Securities offered to be purchased and the basis of calculation in determining such aggregate principal amount.

                      (f) Notice of an Asset Sale Offer shall be sent, by first class mail, by the Company (or caused to be mailed by the Company), with a copy to the Trustee, to all Holders of Securities not less than 30 days nor more than 60 days before the Asset Sale Payment Date at their last registered address. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York

City time, on the Business Day next preceding the Asset Sale Payment Date. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. At the Company's request,the Trustee shall give, at the cost and expense of the Company, the notice required by this paragraph (f). Such notice shall state:


                (1) that the Asset Sale Offer is being made pursuant to this Section 4.17;

                (2) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

                (3) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

                (4) that unless the Company defaults on making payment therefor, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

                 (5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the last page of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day prior to the Asset Sale Payment Date;

                 (6)      that Holders will be entitled to withdraw their

        election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                 (7) that if Securities in a principal amount in excess of the principal amount of the Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn pursuant to the Asset Sale Offer, the Company shall purchase Securities on a PRO RATA basis among the Securities tendered (with such adjustment as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be so acquired);

                (8) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                (9) the instructions that Holders must follow in order to tender their Securities.


        (g) On or before an Asset Sale Payment Date, the Company shall (i) accept for payment on a PRO RATA basis among the Securities or portions thereof tendered pursuant to the Asset Sale Offer (subject to adjustment as contemplated by paragraph (7) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate identifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities tendered to and accepted for payment an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Paying Agent shall return to the Company any money not required to fund the payment for Securities accepted for payment by the Company. The Company will publicly announce the results of the Asset Sale Offer as promptly as practicable following the Asset Sale Payment Date.

        (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

SECTION 4.18.  Limitation on Sale and Leaseback Transactions.
               ----------------------------------------------
        The Company shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any person providing for the leasing to the Company or any such Subsidiary of any real or tangible personal property (except for leases between or among the Company and any of its Subsidiaries), which property or similar property has been or is to be sold or transferred by the Company or such Subsidiary to such person in contemplation of such leasing (a "Sale/Leaseback Transaction"). The foregoing will not prohibit a Sale/Leaseback Transaction entered into by the Company, Waxman USA or Subsidiaries of Waxman USA if (a) the Company, Waxman USA or such Subsidiary of Waxman USA, as the case may be, would be entitled to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such arrangement pursuant to Section 4.10 hereof, (b) the Company, Waxman USA or such Subsidiary of Waxman USA, as the case may be, could incur a Lien on the assets subject to such Sale/Leaseback Transaction pursuant to Section 4.13 hereof if such Sale/Leaseback had been a mortgage, and (c) such net proceeds are deemed to be Net Cash Proceeds for purposes of, and the Company, Waxman USA or such Subsidiary of Waxman USA, as the case may be, otherwise complies with, the provisions of Section 4.17 hereof.

SECTION 4.19.  Limitation on Issuances and Sales
               of Preferred Stock by Subsidiaries.
               ----------------------------------
                      The Company (i) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) and (ii) will not permit any person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company. Notwithstanding the foregoing, Ideal Holding Group and its Subsidiaries may issue Preferred Stock to persons other than the Company or a Wholly-Owned Subsidiary of the Company to the extent that Ideal Holding Group or such Subsidiary of Ideal Holding Group, as the case may be, could incur Indebtedness in a principal amount equal to the liquidation preference of such Preferred Stock pursuant to clause (h) of Section 4.10 hereof.

SECTION 4.20.  Impairment of Security Interest.
               --------------------------------
                      The Company shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action which action or omission might or would have the result of affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral required to be pledged hereunder and the Company shall not create, otherwise incur or suffer to exist, in favor of any person (other than the Trustee on behalf of itself and the Holders) any interest whatsoever in such Collateral.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION


SECTION 5.01.  Consolidation, Merger, Conveyance,
               Transfer or Lease.
               ----------------------------------
                      The Company shall not consolidate with or merge with or into or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to another person or persons, in a single transaction or through a series of related transactions or permit any of its Subsidiaries to do any of the foregoing unless:

                      (a) the Company is the continuing person, or the person formed by or surviving such consolidation or merger or the person to which such sale, assignment, conveyance, lease, transfer or other disposition is made (the "surviving entity") is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

                      (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

                      (c) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                      (d) the Company or the surviving entity (in the case of a merger or consolidation involving the Company or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company's properties and assets) shall immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) have a Consolidated Net Worth equal to or greater than the

              Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

                      (e) immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity (in the case of a merger or consolidation involving the Company or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company's assets) could incur $1.00 of Indebtedness pursuant to clause (e) of
              Section 4.10 hereof; and

                      (f) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this
              Section 5.01 and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

SECTION 5.02.  Successor Entity Substituted.
               ----------------------------
                      Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein and the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.


                                  ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.  Events of Default.
               -----------------
                      An "Event of Default" occurs if:

                          (i) the Company defaults in the payment of interest on any Security when the same becomes due and payable and continuance of any such default for a period of 30 days; or

                          (ii) the Company defaults in the payment of the principal of any Security when due (including a default in payment upon an offer to purchase required to be made by this Indenture); or

                          (iii) the Company defaults in the performance of, or breaches, any covenant hereof (other than defaults specified in clause (i) or (ii) above), and such default or breach continues for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

                          (iv)  failure by the Company or any of its
              Subsidiaries (a) to make any payment when due with respect to any other Indebtedness under one or more classes or issues of Indebtedness which one or more classes or issues of Indebtedness are in an aggregate principal amount of $5,000,000 or more (other than any such failure to make a payment with respect to the Canadian Credit Agreement or any Permitted Ideal Indebtedness); or (b) to perform any term, covenant, condition, or provision of one or more classes or issues of Indebtedness which one or more classes or issues of Indebtedness are in an aggregate principal amount of $5,000,000 or more, which failure, in the case of this clause (b), results in an acceleration of the maturity thereof (other than any such failure which results in the acceleration of the maturity of the Canadian Credit Agreement or any Permitted Ideal Indebtedness); or

                          (v) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in an aggregate amount, shall be entered against the Company or any of its Subsidiaries (other than Ideal Holding Group and its Subsidiaries (but only so long as the Canadian Credit Agreement and any Permitted Ideal Indebtedness is non-recourse to, and credit support (other than Permitted Credit Support) is not otherwise required to be provided by, the Company or its Subsidiaries (other than Ideal Holding Group and its Subsidiaries))) or any of their respective properties and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

                (vi) the Company or any Material Subsidiary (other than Ideal Holding Group and its Subsidiaries (but only so long as the Canadian Credit Agreement and any Permitted Ideal Indebtedness is non-recourse to, and credit support (other than Permitted Credit Support) is not otherwise required to be provided by, the Company or its Subsidiaries (other than Ideal Holding Group and its Subsidiaries))) of the Company pursuant to or within the meaning of any Bankruptcy Law:

                 (A)  commences a voluntary case or proceeding,

                 (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                 (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                 (D) makes a general assignment for the benefit of its creditors or

                 (E) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

             (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Material Subsidiary (other than Ideal Holding Group and its Subsidiaries (but only so long as the Canadian Credit Agreement and any Permitted Ideal Indebtedness is non-recourse to, and credit support (other than Permitted Credit Support) is not otherwise required to be provided by, the Company or its Subsidiaries (other than Ideal Holding Group and its Subsidiaries))) of the Company in an involuntary case or proceeding,

                  (B) appoints a Custodian of the Company or any Material Subsidiary (other than Ideal Holding Group and its Subsidiaries (but only so long as the Canadian Credit Agreement and any
             Permitted Ideal Indebtedness is    non-recourse to, and credit
             support (other than Permitted Credit Support) is not otherwise required to be provided by, the Company or its Subsidiaries (other than Ideal Holding Group and its Subsidiaries))) of the Company for all or substantially all of its properties, or

                (C) orders the liquidation of the Company or any Material Subsidiary (other than Ideal Holding Group and its Subsidiaries (but only so long as the Canadian Credit Agreement and any Permitted Ideal Indebtedness is non-recourse to, and credit support (other than Permitted Credit Support) is not otherwise required to be provided by, the Company or its Subsidiaries (other than Ideal Holding Group and its Subsidiaries))) of the Company,

          and in each case the order or decree remains unstayed and in effect for 60 days; PROVIDED, HOWEVER, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

                (viii) this Indenture ceases to be in full force and effect or ceases to give the Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created hereby.

SECTION 6.02.  Acceleration.
               -------------
           If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) above with respect to the Company) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the Accreted Value plus accrued interest (if any) on all the Securities on the date of such declaration to be due and payable immediately (the "Default Amount"). Upon any such declaration, the Default Amount shall become due and payable immediately. If an Event of Default specified in clause (vi) or (vii) above with respect to the Company occurs and is continuing, then the Default Amount on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

           After a declaration of acceleration, the Holders of a majority in aggregate principal amount of outstanding Securities may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of the Default Amount on the Securities that have become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.
               --------------
                      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture as may be required or permitted thereunder.

                      The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.
               -----------------------
                      Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (i) and (ii) of Section 6.01 or in respect of any provision hereof which cannot be modified or amended without the consent of the
Holder so affected pursuant to Section 9.02.   When a Default or Event of
Default is so waived, it shall be deemed cured and ceases to exist.

SECTION 6.05.  Control by Majority.
               -------------------
                      The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability unless the Trustee has asked for and received indemnification reasonably satisfactory to it against any loss, liability or expense caused by its following such direction; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.  Limitation on Suits.
               -------------------
                       A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                      (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                      (2) Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                      (3) such Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be incurred in compliance with such request;

                      (4) the Trustee does not comply with the request within 15 days after receipt of the request and the offer of reasonable indemnity; and

                      (5) during such 15-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                      A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.
               ------------------------------------
                      Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon the Collateral.

SECTION 6.08.  Collection Suit by Trustee.
               ---------------------------
                      If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.
               ---------------------------------
                      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to first pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.
               ----------
                      If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                      First:  to the Trustee for amounts due under Section 7.07;

                      Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

                      Third: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

                      Fourth: to the Company or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                      The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.
               ---------------------
                      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                                 ARTICLE SEVEN

                                    TRUSTEE


                      The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01.  Duties of Trustee.
               -----------------
                      (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                      (b) Except during the continuance of a Default or an Event of Default:

                      (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                      (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                      (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                      (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                      (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                      (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02.  Rights of Trustee.
               -----------------
                      Subject to Section 7.01:

                      (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                      (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or misconduct of an agent who is an employee of the Trustee) appointed with due care.

                      (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, PROVIDED that the Trustee's conduct does not constitute negligence or bad faith.

                      (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

                      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the

              Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

SECTION 7.03.  Individual Rights of Trustee.
               -----------------------------
                      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------
                      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Default.
               -----------------
                      If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default has occurred. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, and a Default or Event of Default that resulted from the failure to comply with Section 4.16, 4.17 or 5.01, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.
               -----------------------------
                      This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

                      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section Section 313(b) and 313(c).

                      A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

                      The Company shall notify the Trustee if the Securities become listed on any securities exchange.

SECTION 7.07.  Compensation and Indemnity.
               --------------------------
                      The Company shall pay to the Trustee from time to time reasonable compensation for its services as the Company and the Trustee may agree. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all tax obligations imposed on the Trustee related to this Indenture and all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

                      The Company shall indemnify the Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder.
The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity, but the Trustee's failure to so notify the Company shall not affect the Company's obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED that the Company will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                      To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on Securities.

                      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.
               ----------------------
                      The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                      (1)      the Trustee fails to comply with Section 7.10;

                      (2) the Trustee is adjudged a bankrupt or an insolvent;

                      (3) a receiver or other public officer takes charge of the Trustee or its property; or

                      (4)      the Trustee becomes incapable of acting.

                      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                      If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                      Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, Etc.
               --------------------------------
                      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------
                      This Indenture shall always have a Trustee who satisfies the requirement of TIA Section Section 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.  Preferential Collection of Claims
               Against Company.
               ---------------------------------
                      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 8.01.  Discharge of Indenture.
               ----------------------
                      The Company may at any time terminate all of its obligations under the Securities and this Indenture shall terminate, except for those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid and Securities for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                      (a) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each
    Holder of   the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice;

                      (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender sufficient to pay principal of and interest, if any, on the outstanding Securities to redemption; PROVIDED that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal and interest with respect to the Securities;

                      (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with; and

                      (d) the Company shall have paid all sums payable by it hereunder.

                      Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 7.08, 8.04
and 8.05 shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                      After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02.  Legal Defeasance and Covenant Defeasance.
               ----------------------------------------
                      (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                      (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.05, 2.06, 2.07, 2.08, 4.02, 7.07,

7.08, 8.04 and 8.05, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.02. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                      (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.10 through 4.20 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                      (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                      (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) U.S. Legal Tender in an amount, or (B) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide (without giving effect to the reinvestment of any interest thereon), not later than one day before the due date of any payment, U.S. Legal Tender in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of and interest, if any, on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; PROVIDED, HOWEVER, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                      (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

                      (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any Subsidiary of the Company is a party or by which any of them is bound;

                      (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                      (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                      (vi) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of any other Indebtedness of the Company, and
              (y) after
              the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

                      (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

                      (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

                      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                      Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.03.  Application of Trust Money.
               --------------------------
                      The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04.  Repayment to Company.
               --------------------
                      Subject to Sections 7.07, 8.01 and 8.02, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.02(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.05.  Reinstatement.
               -------------
                      If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01.  Without Consent of Holders.
               --------------------------
                      The Company, when authorized by its Board Resolution, and the Trustee, together, may without notice to or the consent of any Securityholder amend, waive or supplement this Indenture or the Securities:

                      (1) to cure any ambiguity, defect or inconsistency, maintain qualification of this Indenture under the TIA; PROVIDED that such amendment or supplement does not adversely affect the rights of any Holder;

                      (2)      to comply with Article Five;

                      (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                      (4) to make any other change that does not adversely affect the rights of any Securityholders hereunder;

                      (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

                      (6) mortgaging, hypothecating, pledging or granting a security interest in favor of the Trustee as additional security for the payment and performance of the obligations under this Indenture, in any property or asset, including any which is required to be mortgaged, pledged or hypothecated or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

PROVIDED that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.
               -----------------------

        Subject to Section 6.07, the Company when authorized by its Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. However, without the consent of each Securityholder affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

        (i) reduce the Accreted Value of, extend the fixed maturity of, or alter the redemption provisions of, the Securities;

        (ii) change the currency in which Securities or any principal or the accrued interest thereon is payable;

        (iii) reduce the percentage in principal amount outstanding of Securities which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Securities;

        (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

        (v)    waive a default in payment with respect to the Securities;

        (vi) reduce the rate or extend the time for payment of interest, if any, on the Securities;

        (vii) affect the ranking of the Securities or the security for the Securities;

        (viii) following the mailing of a Change of Control Offer, modify the provisions of this Indenture with respect to such Change of Control Offer in a manner adverse to any Holder; or

        (ix) release any Collateral, except in compliance with the terms hereof.

        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  Compliance with TIA.
               -------------------
                      From the date on which the Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.
               ---------------------------------
                      Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under Section 316(b) of the TIA.

                      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                      After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (ix) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.  Notation on or Exchange of Securities.
               -------------------------------------
                      If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee To Sign Amendments, Etc.
               -------------------------------
                      The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver is authorized and permitted by this Indenture.


                                  ARTICLE TEN

                       SECURITY AND PLEDGE OF COLLATERAL


SECTION 10.01.  Grant of Security Interest.
                --------------------------
                      To secure the full and punctual payment of the principal of and interest on the Securities and any other amounts owing under this Indenture pursuant to Section 7.07 when and as the same shall be due and payable, whether on an Interest Payment Date or the Maturity Date, by acceleration, repurchase, redemption or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against the Company for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under
Section 362(a) of the Bankruptcy Law), and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and the performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder (collectively, the "Secured Obligations"), the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a continuing first priority security interest in all its right, title and interest in and to the following (collectively, the "Collateral"):

                       (i)    all of the shares of Capital Stock identified on
              Schedule I hereto (the "Pledged Shares") and all certificates representing such shares and any interest of the Company in the entries on the books of any financial intermediary pertaining to such shares;

                      (ii) all additional shares of Capital Stock of any Subsidiary from time to time acquired by or issued to the Company in any manner (which shares shall be deemed to be Pledged Shares), and all certificates representing such additional shares and any interest of the Company in the entries on the books of any financial intermediary pertaining to such additional shares, provided that in no event shall such Pledged Shares include the Capital Stock of any Subsidiary that relates to the business conducted by Ideal on the Issue Date or more than 65% of the outstanding Capital Stock of any foreign Subsidiary of the Company; and

                     (iii) all dividends, cash, instruments and other property and "proceeds" (as such term is defined in the Uniform Commercial Code as in effect in any and all relevant jurisdictions) from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing (except as otherwise set forth in Section 10.05), and any account in which any Collateral is deposited or invested, including any earnings thereon.

SECTION 10.02.  Delivery of Collateral.
                ----------------------
                      (a) Any and all cash, certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee in New York, New York pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

                      (b) The Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Company, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral.
In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

                      (c) If an issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership, then the Company shall, to the extent permitted by applicable law, record such pledge on the stock register of the issuer of such Pledged Shares, execute any customary stock pledge forms or other documents necessary to complete the pledge and give the Trustee the right to transfer the Pledged Shares under the terms hereof and provide to the Trustee a written opinion of counsel, in form and substance satisfactory to it, confirming such pledge.

SECTION 10.03.  Representations and Warranties.
                ------------------------------
                      The Company hereby represents and warrants as follows:

                      (a) It is the legal, record and beneficial owner of the Pledged Shares described on Schedule I as being owned by it and has good and valid title thereto free and clear of any Lien, except for the Lien created by this Indenture. No Collateral on the date hereof is evidenced by promissory notes, certificates or other instruments which have not been delivered to the Trustee.

                      (b) It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Indenture and to carry out the provisions and conditions hereof (including, without limitation, the creation and perfection of the security interests in the Collateral); and this Indenture has been duly authorized, validly executed and delivered by it, and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                      (c) The pledge, assignment and, delivery of the Collateral pursuant to this Indenture creates a valid and continuing Lien on and perfected first priority security interest in the Collateral in
    favor of    the Trustee for the  benefit of the Holders and the Trustee, superior and prior to the rights of all other persons therein and subject to no other Liens.

                      (d) The Pledged Shares described on Schedule I hereto as owned by the Company constitute all of the Capital Stock of each issuer of Pledged Shares owned by the Company; there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of Capital Stock or other equity interest of or in any issuer of Pledged Shares described on Schedule I hereto or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such Capital Stock, any such convertible or exchangeable securities or any such rights, warrants or options.

                      (e) The Pledged Shares described on Schedule I hereto represent the percentage set forth therein of the issued and outstanding shares of Capital Stock of the corporation named thereon, and such shares of Capital Stock have been duly authorized and validly issued for good and valuable consideration and are fully paid and non-assessable.

                      (f) None of the Pledged Shares is "margin stock" as such term is defined in Section 221.1 of Regulation U of the Board of Governors of the Federal Reserve System.

                      (g) the Company has no direct Subsidiaries other than Ideal Holding Group and those Subsidiaries identified on Schedule I hereto.

SECTION 10.04.  Further Assurances.
                ------------------
                      (a) The Company agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the foregoing, the Company shall, at the time of any acquisition of additional shares of Capital Stock of any issuer constituting Pledged Shares pursuant to Section 10.01, provide to the Trustee a revised Schedule I to reflect any changes made necessary by such acquisition.

                      (b) The Company shall have the right from time to time to execute and deliver in favor of the Trustee for the benefit of the Holders one or more instruments or other documents evidencing or providing for additional security for the Securities, which may be in the form of a pledge of collateral, a negative pledge or otherwise. Any such instrument or document shall be effective without requiring execution or delivery by the Trustee and may be terminated pursuant to the terms thereof by written notice to the Trustee.

SECTION 10.05.  Dividends; Voting Rights.
                ------------------------
                      (a) As long as no Event of Default shall have occurred and be continuing:

                      (i) The Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Indenture; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would (a) directly or indirectly impair the value of any of the Pledged Shares, (b) be inconsistent with or violate any provision of this Indenture or (c) approve any merger or consolidation with or any sale of all or substantially all of the assets of the issuer of any of the Pledged Shares except as otherwise provided by the terms of this Indenture;

                      (ii) The Company shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Indenture, any and all dividends or distributions paid with respect to any of the Pledged Shares; PROVIDED, HOWEVER, that any and all

                             (1) dividends and other distributions paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any such Pledged Shares;

                             (2)  dividends, cash, instruments and other

         property and proceeds received, receivable or otherwise distributed on any Pledged Shares constituting any liquidating dividend or other liquidating distribution, whether or not in connection with a reduction of capital, capital surplus or paid-in surplus, or other similar extraordinary dividend or distribution; and

                             (3) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares shall be, and shall be forthwith delivered to the Trustee to hold as, Collateral and be subject to the Lien of this Indenture and shall, if received by the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company, and be forthwith delivered to the Trustee as Collateral (with any necessary endorsement and accompanied by any documentation necessary to ensure and evidence that a first priority security interest is being created therein); and

                    (iii) in order to permit the Company to exercise the voting and other rights which it is entitled to exercise pursuant to
    Section 10.05(a)(i) above and to receive the dividends, distributions and other payments which it is authorized to receive and retain pursuant to
    Section 10.05 (a)(ii) or Section 10.05(b)(ii) above, the Trustee shall, if necessary, upon request of the Company, execute and deliver (or cause to be executed and delivered) to the Company all such proxies, payment orders and other instruments as the Company may reasonably request for such purposes as shall be specified in such request.

                      Until actually paid, all rights to any such dividends, distributions and other payments shall remain subject to the Lien of this Indenture.

                      (b) Upon the occurrence and during the continuance of an Event of Default:

                      (i) all rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10.05(a)(i) above shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default;

                      (ii) all rights of the Company to receive the dividends, distributions and other payments which it would otherwise be authorized to receive and retain pursuant to Section 10.05(a)(ii) above shall cease and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and other payments during the continuance of such Event of Default, and all such dividends, distributions, and other payments shall be forthwith delivered to the Trustee to hold as Collateral and be subject to the Lien of this Indenture and shall be segregated from all other Collateral; and

                    (iii) in order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 10.05(b)(i) above, and to receive all dividends, distributions and other payments which it may be entitled to receive under
    Section 10.05(b)(ii) above, the Company
    shall, if necessary, upon written notice from the Trustee, from time to time execute and deliver to the Trustee all such proxies, payment orders and other instruments as the Trustee may reasonably request.

                      (c) Upon the cure or waiver of any such Event of Default, so long as no other Event of Default has occurred and is continuing, all rights of the Company to receive dividends, distributions and other payments pursuant to Section 10.05(a) (ii) shall revert to the Company.

                      (d) All dividends, distributions and other payments which are received by the Company contrary to the provisions of Section 10.05(b)(ii) above shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Company and shall be forthwith paid over to the Trustee as Collateral in the same form as received by the Company (duly endorsed by the Company to the Trustee, if required) to be held as Collateral.

                      (e) The Trustee may join in any plan of voluntary or involuntary reorganization or readjustment or rearrangement in respect of any Pledged Shares or any issuer thereof and may accept or authorize the acceptance of new securities issued in exchange therefor under any such plan. Any new securities so issued shall be deposited and pledged with the Trustee under this Indenture.

SECTION 10.06.  Trustee Appointed Attorney-in-Fact.
                ----------------------------------
                      The Company hereby appoints the Trustee as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article Ten, including to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect to the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

SECTION 10.07.  Trustee May Perform.
                -------------------
                      If the Company fails to perform any agreement contained in this Article Ten, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under
Section 7.07.

SECTION 10.08.  Trustee's Duties.
                ----------------
                      The powers conferred on the Trustee under this Article Ten are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received and/or disbursed by it thereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 10.09.  Remedies upon Event of Default.
                ------------------------------
                      If any Event of Default shall have occurred and be continuing, the Trustee may sell the Collateral as an entirety or in any such portions as the Holders of a majority in aggregate principal amount of the Securities then outstanding shall request in writing, or in the absence of such request, in such manner as the Trustee deems appropriate. In addition to the other rights and remedies provided for herein or otherwise available to it, the Trustee may exercise, as provided in the preceding sentence, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code (as in effect in the relevant jurisdiction) at that time.

                      Any sale of Collateral pursuant to this Section 10.09 may be without notice, except as specified below, may consist of any part of or all of the Collateral and may be in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Securityholder may be the purchaser of any or all of the Collateral so sold and shall thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company agrees that, to the extent notice of sale shall be required by law, at least 5 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
The Company hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

                      The Company hereby waives, to the extent permitted by applicable law, notice (other than the notice described in the preceding paragraph) or judicial hearing in connection with the Trustee's disposition of any Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Company would otherwise have under law, and the Company hereby further waives, to the extent permitted by law: (a) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder and (b) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Company.

                      The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuers of the Collateral to register any securities constituting such Collateral for public sale under the Securities Act, or under applicable state securities laws, even if they would agree to do so; PROVIDED, HOWEVER, in the event that the Trustee determines that it is advisable to register under or otherwise comply in any way with the Securities Act or any similar federal or state law, or if such registration or compliance is required with respect to all or any part of the Collateral prior to the sale thereof by the Trustee, the Company will use its best efforts to cause such registration to be effectively made and will reimburse the Trustee and the Holders for any and all expense incurred by any of them, including, without limitation, reasonable attorneys' and accountants' fees and expenses, printing fees and filing fees in connection therewith.

                      The Company further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental bodies having jurisdiction over any such sale or sales, all at the Company's expense.


SECTION 10.10.  Application of Proceeds.
                -----------------------

                      Upon the occurrence and during the continuance of an Event of Default (so long as such acceleration has not been rescinded), any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 6.10.

SECTION 10.11.  Continuing Lien.
                ---------------

                      Except as provided in Section 10.13, this Indenture shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Securities and any other amounts owing under this Indenture pursuant to Section 7.07, (ii) be binding upon the Company and its successors and assigns and (iii) inure to the benefit of the Trustee and its successors, transferees and assigns.

SECTION 10.12.  Certificates and Opinions.
                -------------------------

                      The Company shall comply with (a) TIA Section 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIA Section 314(d), relating to, among other matters, the release of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA Section 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA Section 314(d).

SECTION 10.13.  Release.
                -------

                      Upon satisfaction by the Company of the conditions set forth in Article Eight to its legal defeasance option, its covenant defeasance option or to the discharge of this Indenture, the Lien of this Indenture on all the Collateral shall terminate and all the Collateral shall be released without any further action on the part of the Trustee or any other person. In addition, in the event that any of the Collateral is sold and so long as such sale is made in compliance with Section 4.17 and any Net Cash Proceeds from such sale are applied in accordance with such Section 4.17, the Lien of this Indenture on such Collateral shall terminate and such Collateral shall be released; provided that the Company delivers to the Trustee an Officers' Certificate that such Net Cash Proceeds have been so applied. Upon the release of any Collateral, the Trustee shall execute and deliver to the Company an instrument or instruments acknowledging the release of such Collateral from this Indenture and the discharge of the Lien on such Collateral created by this Article Ten, and will duly assign, transfer and deliver to or upon the order of the Company (without recourse and without any representation or warranty) such Collateral.


                                 ARTICLE ELEVEN

                                 MISCELLANEOUS


SECTION 11.01.  TIA Controls.
                ------------

                      If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.  Notices.
                -------

                      Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, or overnight courier addressed as follows:

                      if to the Company:

                      Waxman Industries, Inc.
                      24460 Aurora Road
                      Bedford Heights, Ohio  44146

                      Attention:  Neal R. Restivo
                      with a copy to:

                      Shereff, Friedman, Hoffman & Goodman
                      919 Third Avenue
                      New York, New York  10022

                      Attention:  Scott Zimmerman, Esq.

                      if to the Trustee (at its Cleveland, Ohio office)

                      The Huntington National Bank
                      Attn: Corporate Trust - CM23
                      Cleveland, Ohio  44115

                      Attention:  F.G. Lamb

                      Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing, if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                      Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA Section 310(b), TIA
 Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  Communications by Holders with Other Holders.
                --------------------------------------------

                      Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The

Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions
                Precedent.
                ----------------------------------------

                      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                      (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

                      (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

                      (3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

SECTION 11.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

                      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                      (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                      (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                      (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.
                ----------------------------------------
                      The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  Legal Holidays.
                --------------
                      A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.  Governing Law.
                -------------
                      THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of any United States federal court or state court in the State of New York in any action or proceeding arising out of or relating to this Indenture and the Securities and the Company hereby irrevocably appoints the Trustee as its agent to receive service of process in connection with any such action or proceeding and the Trustee hereby accepts such appointment.

SECTION 11.09.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------
                      This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  No Recourse Against Others.
                ---------------------------
                      A director, officer, employee, stockholder or Affiliate, as such, of the Company and each of its Subsidiaries shall not have any liability for any obligations of the

Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11.  Successors.
                ----------

                      All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.  Duplicate Originals.
                -------------------

                      All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.  Severability.
                ------------

                      In case any provision in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent of the law.

SECTION 11.14.  Table of Contents, Headings, Etc.
                --------------------------------

                      The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                WAXMAN INDUSTRIES, INC.,
                                   as Issuer


                                By:__________________________
                                       Name:
                                       Title:



                                THE HUNTINGTON NATIONAL BANK,
                                   as Trustee


                                By:__________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                            [FORM OF SERIES A NOTE]

                      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (X) THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT IN THEIR SOLE DISCRETION PRIOR

TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF OPINIONS OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED AS EXHIBIT D TO THE INDENTURE (A COPY OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                      THESE SECURITIES HAVE BEEN OFFERED AS PART OF A UNIT. EACH OF THE UNITS CONSISTS OF $1,856 PRINCIPAL AMOUNT OF SECURITIES AND WARRANTS OF THE COMPANY INITIALLY EXERCISABLE FOR 59 SHARES OF COMMON STOCK OF THE COMPANY (THE "WARRANTS"). THE SECURITIES AND WARRANTS WILL NOT BE TRANSFERABLE BY A HOLDER THEREOF SEPARATELY FROM EACH OTHER UNTIL JULY 19, 1994.

                      FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $489.02;
(2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $510.98; (3) THE ISSUE DATE IS MAY 20, 1994; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 13.93%.



                            WAXMAN INDUSTRIES, INC.

                  12 3/4% Senior Secured Deferred Coupon Note
                               Due 2004, Series A

No.                                                             $

                      WAXMAN INDUSTRIES, INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received
promises to pay to                       or registered assigns, the principal
sum of         Dollars, on June 1, 2004.

                      Interest Payment Dates: June 1 and December 1, beginning December 1, 1999.

      Record Dates:  May 15 and November 15, beginning November 15, 1999.

                      To the extent set forth in the Indenture, payment hereof is secured, on an equal and ratable basis with all other Securities, by a valid first priority security interest in the Collateral (as defined in the Indenture), the terms of which security interest are set forth in Article Ten of the Indenture.

                      Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                      IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:             , 1994

                                       WAXMAN INDUSTRIES, INC.



                                        By:____________________________________
                                                 Name:
                                                 Title:


                                        By:_____________________________________
                                                 Name:
                                                 Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                      This is one of the Securities described in the within-mentioned Indenture.

                                 THE HUNTINGTON NATIONAL BANK,
                                   as Trustee



                                 By:_____________________________________
                                       Authorized Signer

                            WAXMAN INDUSTRIES, INC.

                  12 3/4% Senior Secured Deferred Coupon Note
                               Due 2004, Series A

1.            Interest.
              --------

                      WAXMAN INDUSTRIES, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually in arrears on June 1, and December 1 of each year (the "Interest Payment Date"), commencing December 1, 1999. Notwithstanding anything in this Security or the Indenture (as defined below) to the contrary, in the event the Issue Date is prior to June 1, 1994, the Company will pay interest on the Securities on the Issue Date to the persons who are the registered Holders upon the issuance of the Securities for the period from the Issue Date up to, but not including June 1, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                      The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to 12 3/4% per annum.

2.            Method of Payment.
              -----------------

                      The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in U.S. Legal Tender. If this Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository. If this Security is a Global Security and a Restricted Security, only Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) may hold a beneficial interest herein.

3.            Paying Agent and Registrar.
              --------------------------

                      Initially, The Huntington National Bank, Columbus, Ohio (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.            Indenture.
              ---------

                      The Company issued the Securities under an Indenture, dated as of May 20, 1994 (the "Indenture"), between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 3/4% Senior Secured Deferred Coupon Notes Due 2004, Series A (the "Series A Securities"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are secured obligations of the Company limited (except as otherwise provided in the Indenture) in aggregate principal amount at maturity to $92,797,000.

5.            Optional Redemption.
              -------------------

                      (a) On or prior to June 1, 1997, the Company may use all or any portion of the net cash proceeds from one or more Public Equity Offerings to redeem outstanding Securities in an aggregate principal amount at maturity not to exceed $25,000,000 at a redemption price of 112.75% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the Redemption Date; provided that not less than $65,000,000 aggregate principal amount at maturity of Securities remains outstanding upon the completion of any such redemption. Any such redemption must occur on or prior to 60 days after the Company's receipt of the net cash proceeds of any such Public Equity Offering.

                      "Public Equity Offering" means the offer and sale to the public of shares of any class of the Capital Stock (other than Disqualified Stock) of the Company or any Subsidiary of the Company pursuant to a registration statement declared effective by the SEC after the Issue Date (or with respect to the Capital Stock (other than Disqualified Stock) of Ideal Holding Group or a Subsidiary of Ideal Holding Group, pursuant to a prospectus or other comparable document declared effective or otherwise approved by comparable Canadian provincial security authorities after the Issue Date) and pursuant to which the Company or such Subsidiary, as the case may be, receives net cash proceeds of not less than $15,000,000.

                      (b) Except as set forth in the preceding paragraph, the Securities may not be redeemed prior to June 1, 1999. On or after that date, the Securities may be redeemed, at the option of the Company, in whole or in part, at any time at a redemption price equal to a percentage of the Accreted Value thereof, as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date). The Company may at any time or from time to time purchase Securities from Securityholders in market transactions and such purchases shall not be considered redemptions.

                      The redemption price as a percentage of the Accreted Value shall be as follows, if the Securities are redeemed during the 12-month period beginning June 1 of the years indicated below:

Year                                 Percentage
- ----                                 ----------

1999  . . . . . . . . . . . . . . . .  106.375%
2000  . . . . . . . . . . . . . . . .  104.250%
2001  . . . . . . . . . . . . . . . .  102.125%
2002 and thereafter . . . . . . . . .  100.000%

6.            Notice of Redemption.
              --------------------

                      Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

                      Except as set forth in the Indenture, from and after any Redemption Date, if on such Redemption Date the Paying Agent holds U.S. Legal Tender sufficient for the redemption of the Securities called for redemption on such Redemption Date, then, unless the Company defaults in the payment of the Redemption Price or the Paying Agent is otherwise prohibited from paying the Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.            Registration Rights.
              -------------------

                      Pursuant to the Registration Rights Agreement among the Company and the Trustee, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 12 3/4% Senior Secured Deferred Coupon Notes Due 2004, Series B, of the Company (the "Series B Securities"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Series A Securities. The Holders of Series A Securities shall be entitled to receive liquidated damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

8.            Offers To Purchase.
              -------------------

                      Sections 4.17 and 4.16 of the Indenture provide that after an Asset Sale or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase a certain amount of the outstanding Securities in the event of an Asset Sale and 100% of the outstanding Securities in the event of a Change of Control, in each case in accordance with the procedures set forth in the Indenture.

9.            Security.
              --------

                      In order to secure the due and punctual payment of the Secured Obligations the Company has granted a security interest in the Collateral to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture.

10.           Denominations; Transfer; Exchange.
              ---------------------------------

                      The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11.           Discharge Prior to Redemption or Maturity; Defeasance.
              -----------------------------------------------------

                      The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Legal Tender sufficient to pay when due principal of and interest, if any, on the Securities to maturity or redemption, as the case may be.

                      The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire Indebtedness of the Company on this Security or (b) certain restrictive covenants and the Defaults and Events of Default related thereto, in each case upon compliance by the Company with certain conditions set forth therein.

12.           Amendment; Supplement; Waiver.
              -----------------------------

                      Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

13.           Restrictive Covenants.
              ---------------------

                      The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional Indebtedness, transfer or sell assets, pay dividends, make certain other Restricted Payments and Investments, create Liens or enter into sale lease-back transactions, transactions with Affiliates and mergers. The Company must quarterly report to the Trustee on compliance with such limitations.

14.           Successors.
              ----------

                      When a successor assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor will be released from those obligations.

15.           Defaults and Remedies.
              ---------------------

                      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest or a Default or Event of Default that resulted from failure to comply with Section 4.16, 4.17 or 5.01 of the Indenture) if it determines that withholding notice is in their interest.

16.           Trustee Dealings with Company.
              -----------------------------

                      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.           No Recourse Against Others.
              --------------------------

                      No stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Subsidiaries shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.           Authentication.
              --------------

                      This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

19.           Governing Law.
              -------------

 The Laws of the State of New York shall govern this Security and the Indenture.

20.           Abbreviations and Defined Terms.
              -------------------------------

                      Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.           CUSIP Numbers.
              -------------

                      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.           Indenture.
              ---------

                      Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                      The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: WAXMAN INDUSTRIES, INC., 24460 Aurora Road, Bedford Heights, Ohio 44146, Attn.: President.

23.           Certain Information Obligations.
              -------------------------------

                      At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, upon the request of a Holder of a Series A Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

                              [FORM OF ASSIGNMENT]


I or we assign this Security to

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Print or type name, address and zip code of assignee)



Please insert Social Security or other
  identifying number of assignee


_______________________________________

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for it.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to (x) the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto, and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), the undersigned confirms that such Securities are being transferred:

                      CHECK ONE BOX BELOW

(1) [ ]       to the Company; or

(2) [ ] pursuant to a registration statement which has been declared effective under the Securities Act; or

(3) [ ]       pursuant to and in compliance with Rule 144A under the Securities
              Act; or

(4) [ ] pursuant to and in compliance with Regulation S under the Securities Act; or

(5) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company and the Trustee the Transferee Certificate in the form attached as Exhibit D to the Indenture (such Transferee Certificate can be obtained from the Trustee); or

(6) [ ] pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (3), (4),
(5) or (6) is checked, the Company and the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such opinions of counsel, certifications and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.



Dated: ____________________  Signed: ____________________________


_______________________________________________________________
                      (Sign exactly as your name appears on
                      the front of this Security)


Signature Guarantee: ___________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                      If you want to elect to have this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

                               Section 4.16 [     ]
                               Section 4.17 [     ]

                      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount:


                                       $

Date:________________        Signature:_____________________________________
                                                (Sign exactly as your name
                                                   appears on the front of
                                                   this Security)



Signature Guarantee:______________________________________

                                                                       EXHIBIT B
                                                                       ---------
                            [FORM OF SERIES B NOTE]


                      FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $489.02;
(2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $510.98; (3) THE ISSUE DATE IS MAY 20, 1994; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 13.93%.




                            WAXMAN INDUSTRIES, INC.

                  12 3/4% Senior Secured Deferred Coupon Note
                               Due 2004, Series B

No.                                                             $

                      WAXMAN INDUSTRIES, INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received
promises to pay to                       or registered assigns, the principal
sum of         Dollars, on June 1, 2002.

                      Interest Payment Dates: June 1 and December 1 beginning December 1, 1999.

                      Record Dates: May 15 and November 15 beginning November 15, 1999.

                      To the extent set forth in the Indenture, payment hereof is secured, on an equal and ratable basis with all other Securities, by a valid first priority security interest in the Collateral (as defined in the Indenture), the terms of which security interest are more fully set forth in Article Ten of the Indenture.

                      Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                      IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                        WAXMAN INDUSTRIES, INC.


                                        By:_____________________________________
                                                  Name:
                                                  Title:


                                        By:_____________________________________
                                                  Name:
                                                  Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                      This is one of the Securities described in the within-mentioned Indenture.

                         THE HUNTINGTON NATIONAL BANK,
                                   as Trustee


                                        By______________________________________
                                              Authorized Signer

                            WAXMAN INDUSTRIES, INC.

                  12 3/4% Senior Secured Deferred Coupon Note
                               Due 2004, Series B

1.            Interest.
              ---------

                      WAXMAN INDUSTRIES, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually in arrears on June 1 and December 1 of each year (the "Interest Payment Date"), commencing December 1, 1999. Notwithstanding anything in this Security or the Indenture (as defined below) to the contrary, in the event the Issue Date is prior to June 1, 1994, the Company will pay interest on the Issue Date to the persons who are the registered Holders upon the issuance of the Securities for the period from the Issue Date up to, but not including June 1, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                      The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to 12 3/4% per annum.

2.            Method of Payment.
              -----------------

                      The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in U.S. Legal Tender.

3.            Paying Agent and Registrar.
              --------------------------

                      Initially, The Huntington National Bank, Columbus, Ohio (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.            Indenture.
              ---------

                      The Company issued the Securities under an Indenture, dated as of May 20, 1994 (the "Indenture"), between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 3/4% Senior Secured Deferred Coupon Notes Due 2004, Series B (the "Series B Securities"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are secured obligations of the Company limited (except as otherwise provided in the Indenture) in aggregate principal amount at maturity to $92,797,000.

5.            Exchange Offer.
              --------------

                      The Series B Securities were issued pursuant to an exchange offer pursuant to which 12 3/4% Senior Secured Deferred Coupon Notes Due 2004, Series A, of the Company (the "Series A Securities"), in like principal amount and having substantially identical terms as the Series B Securities, were exchanged for the Series B Securities. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

6.            Optional Redemption.
              -------------------

                      (a) On or prior to June 1, 1997, the Company may use all or any portion of the net cash proceeds from one or more Public Equity Offerings to redeem outstanding Securities in an aggregate principal amount at maturity not to exceed $25,000,000 at a redemption price of 112.75% of the Accreted Value thereof plus accrued interest, if any, to the Redemption Date, provided that not less than $65,000,000 aggregate principal amount at maturity of Securities remains outstanding upon the completion of any such redemption. Any such redemption must occur on or prior to 60 days after the Company's receipt of the net cash proceeds of any such Public Equity Offering.

                      "Public Equity Offering" means the offer and sale to the public of shares of any class of the Capital Stock (other than Disqualified Stock) of the Company or any Subsidiary of the Company pursuant to a registration statement declared effective by the SEC after the Issue Date (or with respect to the Capital Stock (other than Disqualified Stock) of Ideal Holding Group or a Subsidiary of Ideal Holding Group, pursuant to a prospectus or other comparable document declared effective or otherwise approved by comparable Canadian provincial security authorities after the Issue
Date) and pursuant to which the Company or such Subsidiary, as the case may be, receives net cash proceeds of not less than $15,000,000.

                      (b) Except as set forth in the preceding paragraph, the Securities may not be redeemed prior to June 1, 1999. On or after that date, the Securities may be redeemed, at the option of the Company, in whole or in part, at any time at a redemption price equal to a percentage of the Accreted Value thereof, as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date). The Company may at any time or from time to time purchase Securities from Securityholders in market transactions and such purchases shall not be considered redemptions.

                      The redemption price as a percentage of the Accreted Value shall be as follows, if the Securities are redeemed during the 12-month period beginning June 1 of the years indicated below:

        Year                                            Percentage
        ----                                            ----------

        1999  . . . . . . . . . . . . . . . . . .        106.375%
        2000  . . . . . . . . . . . . . . . . . .        104.250%
        2001  . . . . . . . . . . . . . . . . . .        102.125%
        2002 and thereafter . . . . . . . . . . .        100.000%

7.            Notice of Redemption.
              --------------------

                      Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

                      Except as set forth in the Indenture, from and after any Redemption Date, if on such Redemption Date the Paying Agent holds U.S. Legal Tender for the redemption of the Securities called for redemption on such Redemption Date, then, unless the Company defaults in the payment of the Redemption Price or the Paying Agent is otherwise prohibited from paying the Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

8.            Offers To Purchase.
              ------------------

                      Sections 4.17 and 4.16 of the Indenture provide that after an Asset Sale or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase a certain amount of the outstanding Securities in the event of an Asset Sale and 100% of the outstanding Securities in the event of a Change of Control, in each case in accordance with the procedures set forth in the Indenture.

9.            Security.
              --------

                      In order to secure the due and punctual payment of the Secured Obligations, the Company has granted a security interest in the Collateral to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture.

10.           Denominations; Transfer; Exchange.
              ---------------------------------

                      The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11.           Discharge Prior to Redemption or Maturity; Defeasance.
              ------------------------------------------------------

                      The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Legal Tender sufficient to pay when due principal of and interest, if any, on the Securities to maturity or redemption, as the case may be.

                      The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire Indebtedness of the Company on this Security or (b) certain restrictive covenants and the Defaults and Events of Default related thereto, in each case upon compliance by the Company with certain conditions set forth therein.

12.           Amendment; Supplement; Waiver.
              -----------------------------

                      Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

13.           Restrictive Covenants.
              ---------------------

                      The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional Indebtedness, transfer or sell assets, pay dividends, make certain other Restricted Payments and Investments, create Liens or enter into sale lease-back transactions, transactions with Affiliates and mergers. The Company must quarterly report to the Trustee on compliance with such limitations.

14.           Successors.
              ----------

                      When a successor assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor will be released from those obligations.

15.           Defaults and Remedies.
              ---------------------

                      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest or a Default or Event of Default that resulted from failure to comply with Section 4.16, 4.17 or 5.01 of the Indenture) if it determines that withholding notice is in their interest.

16.           Trustee Dealings with Company.
              -----------------------------

                      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.           No Recourse Against Others.
              --------------------------

                      No stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Subsidiaries shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.           Authentication.
              --------------

                      This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

19.           Governing Law.
              -------------

 The Laws of the State of New York shall govern this Security and the Indenture.

20.           Abbreviations and Defined Terms.
              -------------------------------

                      Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.           CUSIP Numbers.
              -------------
                      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.           Indenture.
              ---------

                      Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                      The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: WAXMAN INDUSTRIES, INC., 24460 Aurora Road, Bedford Heights, Ohio 44146, Attn.: President.

                              [FORM OF ASSIGNMENT]


I or we assign this Security to

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Print or type name, address and zip code of assignee)


Please insert Social Security or other
  identifying number of assignee


_______________________________________

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for it.


Dated:____________________ Signed:____________________________


________________________________________________________________________________
                      (Sign exactly as your
                      name appears on the front of this Security)


Signature Guarantee:__________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                      If you want to elect to have this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

                               Section 4.16 [     ]
                               Section 4.17 [     ]

                      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount:


                                       $

Date:__________       Signature:____________________________
                                 (Sign exactly as your name
                                 appears on the front of
                                 this Security)



Signature Guarantee:______________________________________

                                                                  EXHIBIT C
                                                                  ---------


                   [FORM OF LEGEND FOR BOOK-ENTRY SECURITIES]

                      Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                    EXHIBIT D
                                                                    ---------


                      Transferee Letter of Representation
                      ------------------------------------


c/o           The Huntington National Bank
              917 Euclid Avenue
              Cleveland, Ohio  44115


Ladies and Gentlemen:

                      In connection with our proposed purchase of $ aggregate principal amount of the 12 3/4% Senior Secured Deferred Coupon Notes Due 2004 (the "Notes") of Waxman Industries, Inc., a Delaware corporation (the "Company"), we confirm that:

                      1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to (x) the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $500,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. The Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d), (e) or (f) above to require the delivery of opinions of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                      2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

                      3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                      4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                               Very truly yours,



                               ________________________________________
                                         (Name of Purchaser)



                               By: ___________________________________

                               Date: _________________________________


           Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                Name: ________________________________________

                Address: ______________________________________

                Taxpayer ID Number: ___________________________

                                   SCHEDULE I



Issuer                    Certificate No.         Number ofShares
- ------                    ---------------         ---------------

Waxman USA Inc.                  1                100 Shares of Common
                                                  Stock, $.01 par value

                                 2                1 Share of Common
                                                  Stock, $.01 par value

                                 3                1 Share of Common
                                                  Stock, $.01 par value20